CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report, dated June 29, 2022, for the Pacer Funds Trust, which includes the Pacer Trendpilot® US Large Cap ETF, Pacer Trendpilot® US Mid Cap ETF, Pacer Trendpilot® 100 ETF, Pacer Trendpilot® European Index ETF, Pacer Trendpilot International ETF, Pacer Trendpilot ® US Bond ETF, Pacer Trendpilot ® Fund of Funds ETF, Pacer Global Cash Cows Dividend ETF, Pacer US Cash Cows 100 ETF, Pacer US Small Cap Cows 100 ETF, Pacer Developed Markets International Cash Cows 100 ETF, Pacer US Cash Cows Growth ETF, Pacer Emerging Market Cash Cows 100 ETF, Pacer Cash Cows Fund of Funds ETF, Pacer WealthShield ETF, Pacer Benchmark Industrial Real Estate SCTR℠ ETF, Pacer Benchmark Data & Infrastructure Real Estate SCTR℠ ETF, Pacer CFRA-Stovall Equal Weight Seasonal Rotation Index ETF, Pacer CSOP FTSE China A50 ETF, Pacer BioThreat Strategy ETF, Pacer Lunt Large Cap Alternator ETF, Pacer Lunt MidCap Multi-Factor Alternator ETF, Pacer Lunt Large Cap Multi-Factor Alternator ETF, Pacer US Export Leaders ETF, Pacer Pacific Asset Floating Rate High Income ETF, Pacer Metaurus US Large Cap Dividend Multiplier 300 ETF and Pacer Metaurus US Large Cap Dividend Multipler 400 ETF (collectively the “Funds”), and to all references to our firm included in or made a part of this Post-Effective Amendment No. 94 under the Securities Act of 1933 and Post-Effective Amendment No. 96 the Investment Company Act of 1940 to Pacer Funds Trust Registration Statement on Form N-1A (File Nos. 333-201530 and 811-23024), including the references to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information of the Funds.

/s/ Sanville & Company

Abington, Pennsylvania
August 25, 2022